Exhibit 23.4
CONSENT OF HELLER EHRMAN LLP
     We hereby consent to (i) any references to our firm, or (ii) any references to advice rendered by our firm contained in Kaiser Aluminum Corporation’s Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission on or about January 9, 2007.
/s/ HELLER EHRMAN LLP
January 8, 2007